FOURTH AMENDMENT OF OFFICE LEASE AGREEMENT


This Fourth Amendment of Office Lease Agreement is made and entered into this 23rd day of July 1998 by and between City of Seattle, a Washington municipal corporation ("Landlord"), and Microvision, Inc., a Washington corporation ("Tenant").

Recitals: Landlord and Tenant entered into a written Office Lease Agreement dated December 22, 1995, First Amendment of Office Lease Agreement dated January 26, 1996, and Second Amendment of Office Lease Agreement dated February 26, 1997, and Third Amendment of Lease Agreement dated November 13, 1997 (the "Lease"), whereby Tenant leased from Landlord certain Premises consisting of approximately 14,189 rentable square feet of space in Building A of Park 90/5, the address of which is 2203 Airport Way South, Seattle, Washington, 98134; known as Suite A-100. Landlord and Tenant desire to further amend the Lease to increase the number of rentable square feet of space in the Premises, to adjust Tenant's share of the Building and Tenant's Share of the Property, and to adjust the Base Rent.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective upon execution of this Amendment, Landlord and Tenant agree to amend the Lease as follows:

     1. The following Subsection is hereby added to and shall become a party of
Section 1.3 "Premises":

               1.3.2 Effective September 1, 1998, the square footage of the Premises shall be increased from approximately 14,189 rentable square feet to approximately 15,435 rentable square feet by adding approximately 1,246 rentable square feet of space as outlined in blue on the floor on the floor plan attached hereto as Exhibit B.

     2. The following Subsection is hereby added to and shall become a part of Section 1.4 "Tenant's Share":

               1.4.2 Effective September 1, 1998, Tenant's Share of the Building shall be increased from 14.58% to 15.86% and Tenant's Share of the Property shall be increased from 4.98% to 5.41%.

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     3. The following Subsection is hereby added to and shall become a part of Section 1.9 "Base Rent":

               1.9.2 Effective September 1, 1998, the Base Rent shall be increased from $10,937.36 per month to $12,071.22 per month.

     4. Exhibit B is deleted in its entirety and replaced with the Exhibit B attached hereto and made a part hereof.

     5. Improvements. Tenant hereby accepts the Premises in "AS IS, WHERE IS" condition. The provisions of the Lease pertaining to the Premises have been completed and shall no longer apply; Landlord shall not be required to make additional improvements to the Premises.

     6. Agency Disclosure. Martin Smith Inc. hereby discloses that it represents the Landlord in this transaction.

Except as set forth in this Fourth Amendment of Office Lease Agreement, all the provisions of the Lease shall remain unchanged and in full force and effect.

Dated the date first above written.

Landlord:                               Tenant:

The City of Seattle, a Washington       Microvision, a Washington corporation
municipal corporation


By:_____________________________        By:_____________________________
   Dwight D. Dively
   Executive Services Director               Its:_______________________



                                       By:_____________________________

                                            Its:_______________________


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